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                                                                 EXHIBIT (23)-1



                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Current Report of The Banc Corporation on Form 8-K of our reports relating to C&L Banking Corporation and Subsidiary dated March 3, 1999 and March 31, 1999 included in The Banc Corporation's Registration Statement on Form S-4 (Registration # 333-77513).


/s/  Williams, Cox, Weidner and Cox
Williams, Cox, Weidner and Cox

July 14, 1999